Exhibit 99.1

LIMITED BRANDS REPORTS THIRD QUARTER EARNINGS

— AUTHORIZES ADDITIONAL $250 MILLION SHARE REPURCHASE PROGRAM —

— EXPECTS FOURTH QUARTER EARNINGS PER SHARE OF $0.90 TO $1.05 —

— UPDATES NOVEMBER COMP GUIDANCE —

— WILL CONDUCT LIVE EARNINGS CALL AT 5:30 P.M. TODAY —

Columbus, Ohio, Nov. 20, 2007 — Limited Brands (NYSE: LTD) today reported 2007 third quarter results.

Third Quarter Results

Reported earnings per share for the third quarter ended November 3, 2007, were $0.03 compared to $0.06 last year. Third quarter operating income was $61.1 million compared to $66.5 million last year, and net income was $12.1 million compared to $23.5 million last year.

The above 2007 results include pre-tax gains of $24.5 million, or $0.04 per share, related to asset sales.

The company reported a comparable store sales decrease of 3 percent for the 13 weeks ended November 3, 2007. Net sales were $1.923 billion compared to net sales of $2.115 billion last year.

Share Repurchase

In the third quarter, the company repurchased 14.6 million shares of stock for $336 million, leaving $96 million remaining in its current $250 million authorization. The company also announced that its Board of Directors has authorized an additional $250 million share repurchase program.

November and Fourth Quarter Outlook

The company stated that it now expects negative mid-single digit comparable store sales for November, versus its previous guidance for flat comparable store sales. It also expects fourth quarter earnings per share of $0.90 to $1.05 versus $1.08 last year. The decline versus its previous guidance reflects issues related to the opening of a new distribution center for Victoria’s Secret Direct and the challenging overall retail environment. Last year’s earnings per share results include approximately $0.04 related to the 53rd week.

Earnings Call Information: Note New Date and Time

Limited Brands will conduct its third quarter earnings call at 5:30 p.m. Eastern time on Tuesday, November 20. To listen to the live call, dial 1-877-601-1433 (international dial-in number: 1-630-395-0024). For an audio replay, dial 1-800-337-6551, followed by the passcode LTD (583), (International Replay Number: 1-402-220-9656, passcode: LTD (or 583)) or log onto www.Limitedbrands.com. Additional third quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, PINK, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 2,921 specialty stores. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology and distribution systems, including risks associated with our new Victoria’s Secret Direct distribution center; risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED NOVEMBER 3, 2007 AND OCTOBER 28, 2006

(Unaudited)

(In thousands except per share amounts)

	2007	2006
Net Sales	$1,923,104	$2,114,954
Gross Profit	614,085	759,357
General, Administrative and Store Operating Expenses	(553,001)	(692,818)

Operating Income	61,084	66,539
Interest Expense	(46,994)	(25,655)
Interest Income	6,330	2,798
Minority Interest	978	(264)
Other Income (Expense)	1,737	(1,910)

Income Before Income Taxes	23,135	41,508
Provision for Income Taxes	11,000	18,000

Net Income	$12,135	$23,508

Net Income Per Diluted Share	$0.03	$0.06

Weighted Average Shares Outstanding	364,975	401,896

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTY-NINE WEEKS ENDED NOVEMBER 3, 2007 AND OCTOBER 28, 2006

(Unaudited)

(In thousands except per share amounts)

	2007	2006
Net Sales	$6,858,024	$6,645,897
Gross Profit	2,238,348	2,401,267
General, Administrative and Store Operating Expenses	(1,979,371)	(1,952,002)
Gain on divestiture of Express	301,843	—
Loss on divestiture of Limited Stores	(72,308)	—

Operating Income	488,512	449,265
Interest Expense	(103,204)	(74,014)
Interest Income	12,466	20,591
Minority Interest	22,575	(240)
Other Income (Expense)	118,067	(4,331)

Income Before Income Taxes	538,416	391,271
Provision for Income Taxes	209,000	156,000

Income Before Cumulative Effect of Change in Accounting Principle	329,416	235,271
Cumulative Effect of Change in Accounting Principle (Net of tax of $445)	—	696

Net Income	$329,416	$235,967

Net Income Per Diluted Share:
Income Before Cumulative Effect of Change in Accounting Principle	$0.85	$0.59
Cumulative Effect of Change in Accounting Principle	—	—

Net Income Per Diluted Share	$0.85	$0.59

Weighted Average Shares Outstanding	389,045	401,551